Exhibit 23.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the use in this Registration Statement on From SB-2 of our report dated January 20, 2005 relating to the financial statements of AeroGrow International, Inc. as of December 31, 2004 and 2003 and for the years then ended and for the cumulative period from July 2, 2002 (Inception) to December 31, 2004, and to the reference to our Firm as "Experts" in the prospectus.



                                                /s/ GORDON, HUGHES, & BANKS, LLP



Greenwood Village, Colorado
February 14, 2005